Exhibit 31.2

CERTIFICATIONS UNDER SECTION 302

I, Jeroen Grasman, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of Vaxart, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2026

/s/ Jeroen Grasman

Name: Jeroen Grasman

Title: Chief Financial Officer

(Principal Financial Officer and Principal Accounting Officer)